EXHIBIT 23.6

            [LETTERHEAD OF MATHEWS, COLLINS, SHEPHERD & MCKAY, P.A.]

                                                     November 11, 2002

Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Re:      S-4 Registration Statement
         --------------------------

We consent to the following reference to our firm under the heading "Experts" in the proxy statement/prospectus:

The statements in this proxy statement/prospectus that relate to U.S. and foreign patents and patent applications for which we have responsibility and which relate to IMiDs(TM), SelCIDs(TM), and modulation of NF-(kappa)(beta) under the caption "Risk Factors--Celgene may not be able to protect its intellectual property" have been reviewed and approved by Mathews, Collins, Shepherd & McKay, P.A. as Celgene's special patent counsel for these matters, and are included herein in reliance upon their review and approval as experts in U.S. patent law.

                                              Yours very truly,

                                              MATHEWS, COLLINS, SHEPHERD &
                                              MCKAY, P.A.



                                              /s/ Diane Dunn McKay
                                              ----------------------------------
                                              Diane Dunn McKay